Exhibit 99.3

CDI CORP. AND SUBSIDIARIES
Unaudited Pro Forma Combined Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014
INTRODUCTION
On October 6, 2015, CDI Corporation, a subsidiary of CDI Corp. ("CDI" or the "Company"), acquired EdgeRock Technologies, LLC ("EdgeRock"), a provider of ERP and specialist IT staffing talent, including business intelligence and data analytics, for cash consideration of $31.3 million, subject to working capital adjustments, plus up to an additional $4.0 million of cash contingent on EdgeRock's operating performance for the twelve months ended October 31, 2016 (the "EdgeRock Acquisition"). Cash paid at closing was funded, in part, through $30.7 million in borrowings under CDI's credit agreement.
Pro Forma Financial Information
The unaudited pro forma combined financial information reflect the acquisition of EdgeRock by the application of pro forma adjustments to CDI's historical financial statements. The periods presented consist of an unaudited pro forma combined condensed balance sheet as of September 30, 2015, and unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014.
The unaudited pro forma combined condensed financial information is derived by applying pro forma adjustments to CDI's historical consolidated financial statements, as included in its quarterly report on Form 10-Q for the quarter ended September 30, 2015, and its annual report on Form 10-K for the year ended December 31, 2014. The historical condensed financial statements of EdgeRock have been extracted from its interim financial statements as of and for the nine months ended September 30, 2015, and its annual financial statements for the year ended December 31, 2014.
The unaudited pro forma combined condensed balance sheet as of September 30, 2015 gives pro forma effect to the EdgeRock Acquisition as if it occurred on September 30, 2015. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 give pro forma effect to the EdgeRock Acquisition as if it had occurred on January 1, 2014.
The unaudited pro forma combined condensed financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the EdgeRock Acquisition actually been consummated on the dates indicated and does not purport to be indicative of the Company's future financial position or results of operations.

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Pro Forma Combined Condensed Balance Sheet
September 30, 2015
(in thousands)
(Unaudited)

	Historical CDI Corp.	Historical EdgeRock	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$26,433	$414	$(600)	(i)	$26,247
Accounts receivable, net of allowances	226,519	10,658	—		237,177
Prepaid expenses and other current assets	12,822	10,971	(10,667)	(ii)	13,126
Prepaid income taxes	2,980	—	—		2,980
Deferred income taxes	2,170	—	—		2,170
Total current assets	270,924	22,043	(11,267)		281,700
Property and equipment, net of accumulated depreciation	18,857	363	—		19,220
Deferred income taxes	10,214	—	—		10,214
Goodwill	29,410	—	18,802	(iii)	48,212
Other intangible assets, net	11,509	27	9,070	(iv)	20,606
Other non-current assets	8,850	22	298	(v)	9,170
Total assets	$349,764	$22,455	$16,903		$389,122

Liabilities and Equity
Current liabilities:
Short-term borrowings	$3,017	$8,925	$(8,925)	(vi)	$3,017
Accounts payable	25,122	3,406	—		28,528
Accrued compensation and related expenses	51,804	299	—		52,103
Other accrued expenses and other current liabilities	14,805	199	2,154	(vii)	17,158
Income taxes payable	373	—	—		373
Total current liabilities	95,121	12,829	(6,771)		101,179
Long-term debt	—	—	30,700	(viii)	30,700
Deferred compensation	7,324	—	—		7,324
Deferred income tax	960	—	—		960
Other non-current liabilities	4,379	—	2,600	(ix)	6,979
Total liabilities	107,784	12,829	26,529		147,142
Commitments and contingencies
Equity:
Preferred stock	—	—	—		—
Common stock	2,216	—	—		2,216
Class B common stock	—	—	—		—
Additional paid-in-capital	74,049	—	—		74,049
Retained earnings	230,549	9,672	(9,672)		230,549
Accumulated other comprehensive loss	(12,347)	(46)	46		(12,347)
Common stock in treasury, at cost	(52,487)	—	—		(52,487)
Total CDI shareholders' equity	241,980	9,626	(9,626)	(x)	241,980
Noncontrolling interest	—	—			—
Total equity	241,980	9,626	(9,626)		241,980
Total liabilities and equity	$349,764	$22,455	$16,903		$389,122

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Pro Forma Combined Condensed Statement of Operations
For the nine months ended September 30, 2015
(in thousands, except per share amounts)
(Unaudited)

	Historical CDI Corp.	Historical EdgeRock	Pro Forma Adjustments		Pro Forma Combined

Revenue	$748,941	$34,048	$—		$782,989
Cost of services	608,697	24,049	—		632,746
Gross profit	140,244	9,999	—		150,243
Operating and administrative expenses	137,570	7,330	1,688	(i)	146,588
Restructuring and other related costs	613	—	—		613
Impairment	21,537	—	—		21,537
Loss on disposition	310	—	—		310
Operating profit (loss)	(19,786)	2,669	(1,688)		(18,805)
Other income (expense), net	599	308	(515)	(ii)	392
Income (loss) before income taxes	(19,187)	2,977	(2,203)		(18,413)
Income tax expense (benefit)	785	79	271	(iii)	1,135
Net income (loss)	(19,972)	2,898	(2,474)		(19,548)
Less: Loss attributable to noncontrolling interests	(83)	—	—		(83)
Net income (loss) attributable to CDI	$(19,889)	$2,898	$(2,474)		$(19,465)

Earnings (loss) per common share:
Basic	$(1.01)				$(0.99)
Diluted	$(1.01)				$(0.99)

Weighted average shares outstanding - Basic and Diluted	19,695				19,695

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2014
(in thousands, except per share amounts)
(Unaudited)

	Historical CDI Corp.	Historical EdgeRock	Pro Forma Adjustments		Pro Forma Combined

Revenue	$1,122,972	$43,850	$—		$1,166,822
Cost of services	916,415	31,137	—		947,552
Gross profit	206,557	12,713	—		219,270
Operating and administrative expenses	182,873	9,342	2,683	(i)	194,898
Restructuring and other related costs	3,645	—	—		3,645
Impairment	14,653	—	—		14,653
Operating profit (loss)	5,386	3,371	(2,683)		6,074
Other income (expense), net	(228)	82	(337)	(ii)	(483)
Income (loss) before income taxes	5,158	3,453	(3,020)		5,591
Income tax expense (benefit)	2,141	85	151	(iii)	2,377
Net income (loss)	3,017	3,368	(3,171)		3,214
Less: Loss attributable to noncontrolling interests	(65)	—	—		(65)
Net income (loss) attributable to CDI	$3,082	$3,368	$(3,171)		$3,279

Earnings per common share:
Basic	$0.16				$0.17
Diluted	$0.16				$0.17

Weighted average shares outstanding - Basic	19,577				19,577
Weighted average shares outstanding - Diluted	19,790				19,790

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

1. Basis of Presentation
The unaudited pro forma combined condensed financial information have been prepared based on CDI's and EdgeRock's historical financial information and were prepared in accordance with accounting principles generally accepted in the U.S.
The unaudited pro forma combined condensed financial information was prepared to reflect the EdgeRock Acquisition. These pro forma adjustments are based on management’s preliminary estimates of the values of the assets acquired and liabilities assumed. As a result, the actual adjustments, when finalized, may differ materially from those presented in this unaudited pro forma financial information. There can be no assurance that a change in pro forma adjustments for the acquisition will not result in material changes to the information presented.
In management’s opinion, the unaudited pro forma combined condensed financial information reflects adjustments that are both necessary to present fairly the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of operations as of and for the periods indicated and are reasonable given the information currently available. Pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. Material non-recurring profits and losses that result directly from the acquisition have not been included in the unaudited pro forma combined condensed statements of operations, including 1) compensation expense resulting from the acceleration of EdgeRock’s unvested equity-based awards at closing, 2) the amortization of the sales backlog intangible asset and 3) any cost savings from operating efficiencies or synergies that could result from the acquisition.
The unaudited pro forma combined condensed financial information is for illustrative and informational purposes only and is not intended to represent what our financial position or results from operations would have been had the EdgeRock Acquisition been completed at the dates indicated. The unaudited pro forma combined condensed financial information should not be considered indicative of our future financial position or results of operations.
This information should be read in conjunction with CDI’s historical financial statements and accompanying notes in its annual report on Form 10-K for the year ended December 31, 2014 and its quarterly report on Form 10-Q for the nine-months ended September 30, 2015, and EdgeRock’s historical financial statements and the accompanying notes that are included in its financial statements for the year ended December 31, 2014 and for the nine-months ended September 30, 2015 and 2014. The Company has made certain adjustments to the historical financial statements of EdgeRock in order to confrom EdgeRock’s financial statements to CDI's presentation.
2. Business Combination Accounting
The unaudited pro forma combined condensed financial information reflects the EdgeRock Acquisition using business combination accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations, which requires the measurement of the fair value of identifiable assets acquired and liabilities assumed. The pro forma financial information have been prepared based on estimated fair values using commonly accepted valuation methodologies. The Company is in the process of completing a formal valuation process. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.
The Company will continue to refine valuation models as information regarding the tangible and intangible assets is obtained, which will likely result in changes to the fair value measurements and estimates as presented herein. Upon completion of the valuation procedures, the Company will revise the fair values of the acquired assets and assumed liabilities, as necessary.

The allocation of the purchase price was based upon preliminary valuation models and estimates and assumptions. The allocation is subject to change, although the Company will undertake to complete the final allocation of the purchase price within twelve months following the date of closing of the EdgeRock Acquisition. In the opinion of management, the unaudited pro forma combined condensed financial information purports a reasonable valuation of the EdgeRock Acquisition.

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

3. Pro Forma Adjustments
Generally, the adjustments in each of the statements presented above represent the following: 1) adjustments of the historical net book values of the assets acquired and liabilities assumed to estimated fair value and the associated income statement effects, such as revised amortization expense as a result of the fair value adjustments and estimated useful lives; 2) the impact of the purchase price of the EdgeRock Acquisition, including the payment of cash and borrowings under the Company's credit agreement, and the associated income statement effects, such as incremental interest expense; 3) adjustments to the historical financial statements of EdgeRock in order to present EdgeRock’s financial statements in conformity with CDI accounting policies; and 4) consideration of the income tax implications of the pro forma adjustments.
The unaudited pro forma combined condensed financial information presented above reflects the following specific adjustments:
Pro Forma Combined Condensed Balance Sheet
as of September 30, 2015

(i)	the net effect of the following adjustments:

(In thousands)
Proceeds from borrowings under CDI's credit agreement	$30,700
Cash payment to fund portion of purchase price	(31,300)
Net decrease in cash and cash equivalents	$(600)

(ii)	the net effect of the following adjustments:

(In thousands)
Valuation of beneficial lease asset - current portion	$102
Elimination of EdgeRock's assets not acquired by CDI	(10,769)
Net decrease in prepaid expenses and other current assets	$(10,667)

(iii)	the remaining excess purchase price over fair value of the acquired tangible and intangible assets, net of assumed liabilities, which is recorded as goodwill;

(iv)	the estimated fair value of identified intangible assets of EdgeRock;

(v)	the valuation of the beneficial lease asset - long-term portion;

(vi)	the elimination of debt not assumed by CDI;

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

(vii)	the net effect of the following adjustments:

(In thousands)
Accrual of the estimated working capital adjustment payable to the sellers	$2,200
Elimination of EdgeRock's liabilities not assumed by CDI	(46)
Net increase in other accrued expenses and other current liabilities	$2,154

(viii)	the proceeds from borrowings under CDI's credit agreement to, in part, fund the acquisition of EdgeRock;

(ix)	the accrual of the estimated contingent consideration payable to the sellers; and

(x)	the elimination of EdgeRock's historical equity balance and retained earnings.

Pro Forma Combined Condensed Statements of Operations
for the nine months ended September 30, 2015

(i)	the net effect of the following adjustments:

(In thousands)
Estimated amortization expense resulting from the estimated fair value adjustments to intangible assets	$1,936
Lease expense resulting from the valuation of beneficial lease asset	77
Eliminate CDI's historical costs related to the acquisition of EdgeRock	(325)
Net increase in operating and administrative expenses	$1,688

(ii)	the net effect of the following adjustments:

(In thousands)
Record interest expense on CDI's borrowing to fund the purchase price	$(333)
Eliminate interest income related to notes receivable not acquired by CDI	(374)
Eliminate interest expense related to debt not assumed by CDI	$192
Net decrease in other income (expense), net	$(515)

(iii)	record income tax expense at a 35% US Federal tax rate applicable to pro forma adjustments, as well as increasing EdgeRock's income tax provision from an LLC to a C-Corporation tax rate.

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

Pro Forma Combined Condensed Statements of Operations
for the year ended December 31, 2014

(i)	the net effect of the following adjustments:

(In thousands)
Estimated amortization expense resulting from the estimated fair value adjustments to intangible assets	$2,581
Lease expense resulting from the valuation of beneficial lease asset	102
Net increase in operating and administrative expenses	$2,683

(ii)	the net effect of the following adjustments:

(In thousands)
Record interest expense on CDI's borrowing to fund the purchase price	$(444)
Eliminate interest income related to notes receivable not acquired by CDI	(169)
Eliminate interest expense related to debt not assumed by CDI	$276
Net decrease in other income (expense), net	$(337)

(iii)	record income tax expense at a 35% US Federal tax rate applicable to pro forma adjustments, as well as increasing EdgeRock's income tax provision from an LLC to a C-Corporation tax rate.

See accompanying notes to unaudited pro forma combined condensed financial statements

CDI CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Information
as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014

4. Preliminary Estimated Allocation of Purchase Price
The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed as presented in the pro forma combined condensed balance sheet as of September 30, 2015.

(In thousands)
Cash and cash equivalents	$414
Accounts receivables, net of allowances	10,658
Prepaid expenses and other current assets	304
Property and equipment, net of accumulated depreciation	363
Goodwill	18,802
Other Intangible assets, net	9,097
Other non-current assets	320

Total assets	$39,958

Accounts payable	$3,406
Accrued compensation and related expenses	299
Other accrued expenses and other current liabilities	153

Total liabilities	$3,858

Net assets	$36,100

For purposes of the above allocation, the Company has estimated the fair values of the acquired assets and assumed liabilities based on preliminary valuation analysis. The Company expects to adjust these values when the analysis is completed. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.

See accompanying notes to unaudited pro forma combined condensed financial statements